EXHIBIT INDEX


EXHIBIT                    DESCRIPTION OF DOCUMENT
NUMBER

EX-99.B1            Amended Declaration of Trust dated May 31, 1995.

EX-99.B5            Investment Advisory Agreement between Benham
                    California Tax-Free and Municipal Funds and
                    Benham Management Corporation, dated June 1,
                    1995.

EX-99.B6 Distribution Agreement between Benham California Tax-Free and Municipal Funds and Benham Distributors, Inc., dated April 20, 1994.

EX-99.B9 Administrative Services and Transfer Agency Agreement between Benham California Tax-Free and Municipal Funds and Benham Financial Services, Inc., dated
                    June 1, 1994.

Ex-99.B10           Written representation pursuant to Rule 485(e) under
                    the Securities Exchange Act of 1933.

EX-99.B11           Consent of KPMG Peat Marwick, LLP, independent
                    auditors.

EX-99.B16           Schedule for computation of each performance quotation
                    provided in response to Item 22.

EX-99.B17           Power of Attorney dated August 22, 1995.

EX-27.1             FDS, Tax-Free Money Market Fund

EX-27.2             FDS, Municipal Money Market Fund

EX-27.3             FDS, Tax-Free Intermediate-Term Fund

EX-27.4             FDS, Tax-Free Long-Term Fund

EX-27.5             FDS, Municipal High-Yield Fund

EX-27.6             FDS, Tax-Free Insured Fund

EX-27.7             FDS, Tax-Free Short-Term Fund